Exhibit 21.1

SUBSIDIARIES

Set forth below is a list of subsidiaries of International Textile Group, Inc. (“ITG”) and, as to each person named, the percentage of voting securities owned, or other bases of control, by its immediate parent.

Name	State or Jurisdiction of Incorporation	Percentage of Voting Power Represented by Securities Owned by the Company on December 31, 2008
Valentec Wells, LLC	Delaware	100%
Safety Components Fabric Technologies, Inc.	Delaware	100%
International Textile Group Acquisition Group LLC	Delaware	100%
Carlisle Finishing LLC	Delaware	100%
Cone Jacquards LLC	Delaware	100%
ITG (Barbados) SRL	Barbados	100%
Cone Denim Jiaxing Limited	China	(3)
Jiaxing Burlington Textile Company Limited	China	100%
ITG-Phong Phu Ltd., Co.	Vietnam	(4)
Burlington Industries LLC	Delaware	100%
Burlington Industries V, LLC	North Carolina	100%
Apparel Fabrics Properties, Inc.	Delaware	100%
Burlington Worldwide Inc.	Delaware	100%
Burlington Worldwide Limited	Hong Kong	100%
ITG International Trading (Shanghai) Company Limited	China	100%
Cone Denim LLC	Delaware	100%
Cone Administrative and Sales LLC	Delaware	100%
Cone Denim White Oak LLC	Delaware	100%
WLR Cone Mills IP, Inc.	Delaware	100%
Cone Acquisition LLC	Delaware	100%
Summit Yarns, LLC	North Carolina	(1)
Iskone Denim Pazarlama, A.S	Turkey	(2)
Cone International Holdings, Inc.	Delaware	100%
Cone Denim De Nicaragua, S.A.	Nicaragua	100%
Cone International Holdings II, Inc.	Delaware	100%
Burlington Morelos, S.A. de C.V.	Mexico	(8)
Burlington Yecapixtla, S.A. de C.V.	Mexico	100%
Cone Denim Yecapixtla, S.A. de C.V.	Mexico	100%
Casimires Burlmex, S.A. de C.V.	Mexico	100%
Servicios Burlmex, S.A. de C.V.	Mexico	100%
Parras Cone de Mexico, S.A. de C.V.	Mexico	100%
Administracion Parras Cone, S.A. de C.V.	Mexico	100%
Manufacturas Parras Cone, S.A. de C.V.	Mexico	100%
Summit Yarn Holding I, Inc.	Delaware	(1)
Summit Yarn Holding II, Inc.	Delaware	(1)
Grupo Burlpark, S.A. de C.V.	Mexico	(1)
Servicios Burlpark, S.A. de C.V	Mexico	(1)
Commercializadora Burlpark, S.A. de C.V.	Mexico	(1)
Hilos de Yecapixtla, S.A. de C.V.	Mexico	(1)
Immobiliaria Burlpark, S.A. de C.V.	Mexico	(1)
ITG Automotive Safety Components International, Inc.	Delaware	100%
ITG ASCI Holdings Mexico , Inc.	Delaware	100%
ITG Automotive Safety Components International S.A. de C.V.	Mexico	100%
ITG Automotive Safety Czech sro	Czech Republic	(10)
ITG Automotive Safety Textiles GmbH	Germany	(5)
Narricot Industries LLC	Delaware	100%

Automotive Safety Components International GT (Proprietary) Limited	South Africa	(6)
ITG ASCI Holdings Europe, Inc.	Delaware	100%
ITG Automotive Safety RO S.R.L.	Romania	100%
ITG ASCI Holdings Asia Pacific, LLC	Delaware	100%
ITG Automotive Safety UK Limited	United Kingdom	100%
ITG Automotive Safety Textiles Acquisition GmbH	Germany	100%
ITG Automotive Safety Breitgewebe International GmbH	Germany	100%
SCI-Huamao China Investment Limited	Hong Kong	(7)
Automotive Safety Components International (Changshu) Co., Ltd.	China	(9)
ITG Automotive Safety Holdings LLC	Delaware	100%
ITG Automotive Safety Poland Sp zoo	Poland	(11)
ITG ASCI Holdings Europe II LLC	Delaware	100%
ITG Automotive Safety Textiles LLC	Georgia (USA)	100%

(1)	ITG indirectly owns 50% of the capital stock of these entities.
(2)	ITG indirectly owns 51% of the capital stock of this entity. The remaining 49% is owned by Isko Dokuma Isletmeleri Sanayi Ve Ticaret A.S., Zekeriye Konukoglu, Faith Konukoglu and Oguzhan Gurdogan. The joint venture agreement between these parties contains certain restrictions on the transfer of the stock of the joint venture.
(3)	ITG indirectly owns 51% of the capital stock of this entity. The remaining 49% is owned by Union Investment Limited. The joint venture agreement between these parties contains certain restrictions on the transfer of the stock of the joint venture.
(4)	ITG indirectly owns 60% of this entity. The remaining 40% is owned by Phong Phu Corporation. The joint venture agreement between these parties contains certain restrictions on the transfer of the stock of the joint venture.
(5)	ITG Automotive Safety Breitgewebe International GmbH owns 93.9% and ITG Automotive Safety Textiles Acquisition GmbH owns 6.1%
(6)	ITG indirectly owns 75% of this entity. The remaining 25% is owned by KAP Textiles Holdings S.A. Ltd.
(7)	ITG indirectly owns 65% of this entity. The remaining 35% is owned by Kingsway International Limited.
(8)	65.97% owned by Cone International Holdings, Inc., 33.83% owned by Cone Denim LLC, 0.10% owned by Cone International Holdings II, Inc., and 0.10% owned by Cone Acquisition LLC.
(9)	Automotive Safety Components International (Changshu) Co. Ltd. is 100% owned by SCI- Huamao China Investment Limited (Hong Kong) which is 65% owned indirectly by ITG.
(10)	ITG Automotive Safety Czech S.R. O. is 35% owned by ITG ASCI Holdings Europe II LLC and 65% owned by ITG ASCI Holdings Europe, Inc.
(11)	ITG Automotive Safety Poland Sp. Z.oo is 1% owned by ITG Automotive Safety Textiles Acquisition GmbH and 99% owned by ITG Automotive Safety Breitgewebe International GmbH.